November 7, 2019 Letter to Shareholders Q3 2019 Exhibit 99.1

Dear Shareholders, SurveyMonkey delivered another strong quarter, outperforming our prior outlook. We demonstrated strong expense and capital management while investing in the business to drive growth. We entered Q4 with positive momentum and are raising our operating margin and unlevered free cash flow guidance for the full year. Our results reflect our successful execution across the business and continued momentum in our enterprise strategy. We grew revenue 22% year-over-year to $79.3 million, achieved 3% non-GAAP operating margin, and generated $23.2 million in unlevered free cash flow during the quarter. These results demonstrate our commitment to accelerating revenue growth while making disciplined investments as we execute on our three strategic initiatives to: Sell SurveyMonkey directly into enterprises Accelerate growth in self-serve through our collaborative Teams plans, and Expand our business in key international markets.  We grew enterprise sales customers 66% year-over-year to 5,346 in Q3, and grew enterprise sales revenue 129% year-over-year, to approximately 23% of total revenue, evidence that our enterprise sales strategy is working. We also strengthened our customer experience capabilities with the acquisition of GetFeedback, an experience management solution for enterprise customers designed for the Salesforce ecosystem. We added 20,762 net new paying users during the quarter for a total of 713,217, driven primarily by the adoption of Teams. On the international front, we doubled the EU sales-driven bookings over Q2 in the seasonally soft Q3. Meanwhile, we continue to add sales talent around the world, and we are ahead of plan to double customer-facing sales reps by the end of the year. Q3 2019 Key Results 22% YoY 24% 26% Margin 18% 19% Margin 75% Annual 80% Annual Enterprise sales revenue % reflects percentage of total revenue derived from customers with organization-level agreements with us and who purchased through our enterprise sales force. Enterprise sales customers are customers with organization-level agreements with us and who purchased through our enterprise sales force. 66% YoY 15% YoY 76% Annual 82% Annual 713,217

Enterprise Sales Revenue %


12%
13%
16%
20%
23%
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19

Enterprise Sales Customers


3,226
3,566
3,909
4,777
5,346
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19

Q3'19 Enterprise Sales Customers includes approximately 65 net new enterprise customers from the GetFeedback acquisition, which closed on September 3, 2019. Q2'19 Enterprise Sales Customers includes approximately 400 net new customers from the Usabilla acquisition, which closed on April 1, 2019.

Our Strategy

Selling SurveyMonkey directly to the enterprise

We are successfully executing on our enterprise sales strategy. Our customers are increasingly looking to SurveyMonkey for larger, more strategic deployments of our software products, and our enterprise selling efforts are paying dividends. Enterprise sales revenue grew 129% year-over-year, to approximately 23% of total revenue in Q3.

We added 569 new enterprise sales customers during the quarter, inclusive of a one-time increase of approximately 65 net new enterprise customers from GetFeedback, for a total of 5,346 at the end of Q3. These results reflect broad-based strength in our SurveyMonkey Enterprise product, our purpose-built solutions like SurveyMonkey Audience, and our customer experience management acquisitions in Usabilla and GetFeedback.

World-class companies are choosing SurveyMonkey Enterprise because we deliver on quality, cost, and speed to insight. During the third quarter, we added new enterprise customers across dozens of industries, including financial services, ecommerce, travel, high tech, healthcare, retail, telecommunications and automotive. New to our growing roster are best-in-class companies Zoom, Thule Sweden, Apple, IBM, Alibaba, and ChargePoint.

Our enterprise selling efforts are exceeding the expectations we had when we went public last year, and momentum is growing. We are not only ahead of plan to achieve our goal of doubling customer-facing sales reps by the end of the year, but we have added sales talent around the world via our acquisitions of Usabilla and GetFeedback. We will enter 2020 with a materially larger, well-trained force of seasoned sales reps.

We continue to strengthen our strategic partnerships with industry leaders such as Salesforce and Microsoft. Our open platform approach of integrating SurveyMonkey into our customers' existing systems of record represents the fastest and optimal path to productivity for our enterprise customers. The acquisition of GetFeedback is evidence of our commitment to this strategy. GetFeedback is a leading customer experience solution purpose-built for the Salesforce ecosystem. With GetFeedback, we now offer the #1-rated feedback solution in the Salesforce AppExchange, which opens new doors for growth by helping us expand our enterprise customer base.

SUN BASKET

A great example of a GetFeedback customer that understands the importance of acting on feedback to improve its bottom line is Sun Basket, a San Francisco-based meal delivery subscription service. By sending GetFeedback surveys to customers after support interactions, Sun Basket was able to identify and fix a major pain point: customers weren't clear about what situations might qualify them for a refund. Based on survey insights, Sun Basket adjusted the language they used to explain compensations. This reduced refund costs by 13%.

2

Accelerating growth in self-serve through our collaborative Teams plans We are pleased with the performance of our self-serve business in Q3. Driven primarily by Teams, total paying users grew 15% year-over-year to 713,217, with approximately 21,000 net adds during the quarter. The vast majority of paying users are on annual plans sourced from our self-serve channel. At the end of Q3, 82% of our total paying users were on annual plans, up from 80% last quarter and 76% a year ago, demonstrating that our focus on driving a higher annual customer mix is working. Shifting the mix of our self-serve business to annual versus monthly plans creates longer-term value, as annual subscriptions have a dramatically higher Lifetime Value (or ‘LTV’) than monthly subscriptions. As we look ahead, we expect to see continued adoption and expansion of Teams.  We completed the rollout of account verification in Q3 and still see a significant opportunity for Teams in our installed base.  We can pull marketing, policy and user experience levers to drive continued Teams conversion and we are driving net new Teams adoption via merchandising and pricing.  For example, in Q3, we adjusted monthly pricing to make Teams a more attractive offer relative to individual monthly subscriptions.  We also see opportunity to experiment with our policies and processes around accounts where account verification has been enabled, but account sharing continues. Our marketing and product teams are focused on using the in-product experience to expand the number of users in each team, and to drive engagement and renewals from Teams administrators (or ‘Ambassadors’).  Though it’s early days, renewal rates for Teams are higher than they are for individual users, which is in line with our expectations and will be a tailwind in 2020. Expanding our business in key international markets We continue to execute on the third pillar of our growth strategy: international expansion. We are gaining traction with our sales and marketing capabilities in the EU, optimizing performance through our new paid marketing agency, building localized SEO content, and increasing the velocity of our international experiments. We also recently hosted 400 enterprise customers and prospects at our Global Exchange Conference in Amsterdam, demonstrating international organizations’ appetite to share best practices and engage in our community. 29% YoY 38% 60% Canadian data encryption company WinMagic wanted to improve customer service and drive renewals, but wasn’t able to connect the negative feedback they collected with actual customers who needed attention. Leveraging SurveyMonkey Enterprise and the Salesforce integration, WinMagic improved retention and saw customer satisfaction rates increase from 64% to 93%.

salesforce
Automate workflows and follow-up based on survey responses

SurveyMonkey + Salesforce Lightning Flows

Fall 2019 G2 Grid Report rated SurveyMonkey #1 in these categories

- Enterprise Feedback Management Software
- Survey Software
- Customer Satisfaction

Capterra's Top 20 Survey Software Report ranked SurveyMonkey #1 Survey Software Solution


Cross regions overview
Net Promoter Score cross countries

Usabilla Workspaces


How do you want to get started?
Build it for me
Build it myself

Build-It-For-Me

Product Highlights

In Q3, we continued to deliver value for our customers and build awareness for our enterprise offerings:

- We delivered Einstein Bots for Salesforce, enabling feedback collection as part of a Chatbot customer support interaction
- We expanded the capabilities of Genius which helps customers design the most effective surveys; improving how people use answer logic, optimizing survey design elements, and recommending specific question types based on context
- We added capabilities to SurveyMonkey Enterprise to improve sharing for large organizations, and intelligent, rule-based notifications
- We earned ISO27001 certification, which is a rigorous security and data protection standard for the Enterprise
- We deepened our partnership with popular online automation platform Zapier, enabling our products to easily connect with over 1,500 apps to enable long tail use cases
- We launched SurveyMonkey Audience Premium, a bundle of enhanced support and services for our committed market research customers

During Q3, we made significant progress in the next leg of our journey to the cloud, building on the successful rollout of our Amazon Web Services EU Datacenter. In addition, our product and engineering teams are hard at work integrating the recent acquisitions of GetFeedback and Usabilla into our Customer Experience Management offerings.

We continue to invest around the opportunity in agile market research. As a reminder, companies are adopting agile research to keep up with increasing competition, changing consumer behavior, and a faster pace of business. Continuous sampling, automated research, short timelines and rapid iteration are the hallmarks of agile research, creating a great opportunity for our SurveyMonkey Audience product. Audience enables companies to get high-quality results quickly and at a fraction of the cost of traditional research.

Financial services and consumer products companies utilize our Audience product to conduct primary research that gives them a competitive edge. Premier private equity, venture capital, hedge funds, and investment banking firms rely on Audience to identify a demographic target, set up a panel, and start collecting data in minutes without the need for expensive and time-consuming research firms. If a firm wants to keep tabs on a company, a competitor, a market trend, or a demographic, they can easily conduct ongoing research using our Audience panel.

SurveyMonkey Audience enables real-time access to 50 million people in over 100 countries - powered by seamless panel integrations as well as our own panels. We have a unique source of the 18-24 demographic via our mobile app, SurveyMonkey Rewards, and high-quality respondents from our charity incentive panel, SurveyMonkey Contribute. We're hard at work and continue building new capabilities and integrations to unlock the value of our massive panel, with many exciting innovations to come.

4

Q3 2019 Financial Results Revenue Q3 revenue was $79.3 million, reflecting 22% year-over-year growth and above the high-end of our guidance. Revenue growth was driven primarily by our success in enterprise sales, which grew 129% year-over-year.  Our revenue outperformance versus guidance was driven in part by the recognition of approximately $1M in Audience revenue during Q3, which we had forecasted in Q4.  The earlier than expected revenue is a direct reflection of our customers using our agile market research product at a higher velocity than anticipated. The combined revenue contribution from our acquisitions of Usabilla and GetFeedback was approximately 5% of our total revenue for the quarter. Margins and operating expenses Non-GAAP gross margin: Q3 non-GAAP gross margin was 78% versus 75% in the prior year, driven primarily by year-over-year revenue growth. Non-GAAP operating expenses: total non-GAAP operating expenses were $59.6 million, an increase of $17.1 million year-over-year, driven by the ongoing investments we are making to execute on our growth strategy. Investments were primarily in sales and marketing with a specific focus on the ongoing buildout of our enterprise sales team as well as in research and development to drive enterprise product innovation. In addition, we continue to make general and administrative investments required as a relatively new public company. Non-GAAP operating margin: non-GAAP operating margin was 3%, which exceeded our prior guidance. The operating margin outperformance was driven primarily by better than expected revenue growth and lower than expected one-time acquisition-related costs. Q3 operating margin was down from 10% in the same period last year due to the investments we are making to drive growth in our business. 5

Cash Flow ($M)
Operating
FCF
uFCF
$12.0
18% Margin
$4.6
7%
$11.4
17%
$23.5
30% Margin
$19.8
25%
$23.2
29%
Q3'18
Q3'19



Cash and Debt ($M)
Cash and cash equivalents
Debt
Net debt
$153.8
$217.4
$63.6
$116.2
$216.0
$99.8
Q4'18
Q3'19

Q3 2019 Financial Results (cont.)

Cash Flow

Free cash flow was $19.8 million and unlevered free cash flow was $23.2 million. Free cash flow and unlevered free cash flow results reflect the strong operating margin performance as well as improvements in working capital management. While we have increased our focus on working capital management, we expect to see some normalization in Q4.

Cash and Debt

Cash and cash equivalents were $116.2 million and total debt was $216.0 million for net debt of $99.8 million.

Financial Outlook

We are entering Q4 with positive momentum and will continue to execute on our three strategic initiatives.

	Q4 2019	FY 2019
Revenue	$83 - $84 million 22% - 24% YoY	$306 - $307 million 21% YoY
Non-GAAP operating margin	-3% to -1%	0% to 1%
Unlevered free cash flow		$48 - $51 million 16%-17% margin

We expect our acquisitions of Usabilla and GetFeedback to represent approximately 4% of total revenue for the full year 2019, which is reflected in our guidance. Both Usabilla and GetFeedback will be broadly integrated into our product and go-to-market portfolio by 2020. As a result, we will not provide contribution details in 2020 and beyond.

We are raising our full year guidance for non-GAAP operating margin and unlevered free cash flow, adjusted after the close of the GetFeedback acquisition. We now expect non-GAAP operating margin for the full year 2019 to be in the range of 0% to 1% and we expect unlevered free cash flow to be in the range of $48M to $51M.

We expect diluted weighted average shares outstanding to be approximately 135 million in Q4 and 132 million for the full year 2019.

6

Our mission:

Power the Curious:
We help curious organizations transform feedback into business intelligence that drives growth and innovation.

17M+
Active Users

335K+
Organizational domains

100%+
Dollar-based net retention rate for organizational customers

Closing

November 6th marked the 20th anniversary of the registration of the SurveyMonkey.com domain. The market for subscription business models and enterprise SaaS has evolved significantly in the last two decades and SurveyMonkey has innovated and evolved with our customer base. What started as a domestic self-serve transactional business is now a robust international SaaS platform equipped to serve the largest, most discerning software buyers in the world, as demonstrated by 129% growth of our enterprise sales revenue in Q3. After one year as a public company, we've accelerated revenue growth by delivering more robust solutions for our customers, enhancing our platform, expanding our market reach, and adding compelling new products via acquisitions.

As we look forward, we have strong conviction we will create long-term value for our customers and shareholders. We'll do this by 1) innovating to deliver higher value purpose-built solutions for enterprises; 2) leveraging our significant base of customers as we move up market; and 3) being the best software solution in the customer feedback category for the Salesforce and Microsoft ecosystems.

I'd like to thank all of our SurveyMonkey employees, customers, board members, shareholders - present and past - for their support over the last 20 years.

Conference Call

We will host a conference call today to discuss our Q3 2019 business and financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (866) 417-2046 or (409) 217-8231. To listen to a live audio webcast, please visit SurveyMonkey's Investor Relations website at investor.surveymonkey.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through November 14, 2019 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 7689737#.

Sincerely,



Zander Lurie
CEO



Debbie Clifford
CFO



Tom Hale
President

Contacts:
Investor Relations:
Whitney Kukulka
investors@surveymonkey.com

Media:
Lara Sasken
lsasken@surveymonkey.com

7

SVMK INC.CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (1) (in thousands) September 30, 2019 December 31, 2018 Assets Current assets: Cash and cash equivalents $116,184 $153,807 Accounts receivable, net 11,535 7,336 Deferred commissions, current 2,864 1,981 Prepaid expenses and other current assets 8,253 7,081 Total current assets 138,836 170,205 Property and equipment, net 39,125 117,718 Operating lease right-of-use assets 65,134 — Capitalized internal-use software, net 34,188 33,280 Acquisition intangible assets, net 36,116 9,324 Goodwill 461,110 336,861 Deferred commissions, non-current 5,148 3,317 Other assets 8,765 8,643 Total assets $788,422 $679,348 Liabilities and stockholders’ equity Current liabilities: Accounts payable $4,339 $2,804 Accrued expenses and other current liabilities 14,727 9,692 Accrued compensation 20,326 20,070 Deferred revenue 132,074 101,236 Operating lease liabilities, current 8,107 — Debt, current 1,900 1,900 Total current liabilities 181,473 135,702 Deferred tax liabilities 5,775 4,246 Debt, non-current 214,090 215,515 Financing obligation on leased facility — 92,009 Operating lease liabilities, non-current 84,758 — Other non-current liabilities 5,957 12,493 Total liabilities 492,053 459,965 Commitments and contingencies Stockholders’ equity: Preferred stock — — Common stock 1 1 Additional paid-in capital 680,957 551,937 Accumulated other comprehensive loss (2,449) (287)Accumulated deficit (382,140) (332,268)Total stockholders’ equity 296,369 219,383 Total liabilities and stockholders’ equity $788,422 $679,348 (1)The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented as of September 30, 2019 are under ASC 842 and amounts presented as of December 31, 2018 are under ASC 840.

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (1)

(in thousands, except per share amounts)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Revenue	$ 79,317	$ 65,205	$ 223,097	$ 186,392
Cost of revenue[2][3]	19,626	23,213	56,203	58,967
Gross profit	59,691	41,992	166,894	127,425
Operating expenses:				
Research and development[2]	22,718	51,765	65,931	85,997
Sales and marketing[2][3]	30,926	34,309	86,665	71,609
General and administrative[2]	20,992	50,391	61,294	76,809
Restructuring	—	—	(66)	33
Total operating expenses	74,636	136,465	213,824	234,448
Loss from operations	(14,945)	(94,473)	(46,930)	(107,023)
Interest expense	3,572	7,496	10,878	22,181
Other non-operating income (expense), net	887	(219)	3,441	132
Loss before income taxes	(17,630)	(102,188)	(54,367)	(129,072)
Provision for (benefit from) income taxes	(1,320)	174	(1,802)	470
Net loss	$ (16,310)	$ (102,362)	$ (52,565)	$ (129,542)
Net loss per share, basic and diluted	$ (0.12)	$ (0.99)	$ (0.40)	$ (1.27)
Weighted-average shares used in computing basic and diluted net loss per share	133,417	103,096	130,434	101,984

(1) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the three and nine months ended September 30, 2019 are under ASC 842 and amounts presented for the three and nine months ended September 30, 2018 are under ASC 840.

(2) Includes stock-based compensation, net of amounts capitalized as follows:

(in thousands)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Cost of revenue	$ 718	$ 6,472	$ 2,805	$ 7,776
Research and development	5,468	37,490	15,863	43,903
Sales and marketing	2,918	14,496	8,714	16,411
General and administrative	5,678	40,354	17,665	48,014
Stock-based compensation, net of amounts capitalized	$ 14,782	$ 98,812	$ 45,047	$ 116,104

(3) Includes amortization of acquisition intangible assets as follows:

(in thousands)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Cost of revenue	$ 1,557	$ 488	$ 3,448	$ 1,464
Sales and marketing	964	565	2,267	1,773
Amortization of acquisition intangible assets	$ 2,521	$ 1,053	$ 5,715	$ 3,237

9

SVMK INC.CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) Nine Months Ended September 30, (in thousands) 2019 2018 Cash flows from operating activities Net loss $(52,565) $(129,542)Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 32,243 35,120 Non-cash leases expense 9,185 — Stock-based compensation expense, net of amounts capitalized 45,047 116,104 Amortization of debt discount and issuance costs 225 726 Deferred income taxes (1,866) 431 Gain on sale of a private company investment (1,001) (999)Other 143 234 Changes in assets and liabilities: Accounts receivable (1,073) (1,822)Prepaid expenses and other assets (2,908) (5,451)Accounts payable and accrued liabilities 5,955 4,596 Accrued interest on financing lease obligation, net of payments — (1,036)Accrued compensation (1,401) (648)Deferred revenue 23,486 16,269 Operating lease liabilities (10,237) — Net cash provided by operating activities 45,233 33,982 Cash flows from investing activities Acquisitions, net of cash acquired (114,603) — Purchases of property and equipment (2,026) (8,811)Capitalized internal-use software (9,593) (8,857)Proceeds from sale of a private company investment 1,001 999 Net cash used in investing activities (125,221) (16,669)Cash flows from financing activities Proceeds from initial public offering, net — 232,509 Payments of deferred offering costs — (1,487)Proceeds from stock option exercises 41,846 440 Proceeds from employee stock purchase plan 2,662 — Employee payroll taxes paid for net share settlement of restricted stock units — (24,566)Payments to repurchase common stock — (16)Repayment of debt (1,650) (2,250)Net cash provided by financing activities 42,858 204,630 Effect of exchange rate changes on cash (435) — Net increase (decrease) in cash, cash equivalents and restricted cash (37,565) 221,943 Cash, cash equivalents and restricted cash at beginning of period 154,371 35,345 Cash, cash equivalents and restricted cash at end of period $116,806 $257,288 Supplemental cash flow data: Interest paid for term debt $10,391 $16,445 Interest paid for financing obligation on leased facility $— $6,114 Cash paid for operating leases $10,124 $— Income taxes paid $756 $246 Non-cash investing and financing transactions: Fair value of common stock issued as acquisition consideration $36,204 $— Stock compensation included in capitalized software costs $2,889 $1,251 Accrued unpaid capital expenditures $277 $600 Lease liabilities arising from obtaining right-of-use assets $7,548 $— Accrued unpaid payroll taxes related to net share settlement and offering costs $— $6,924 Derecognized financing obligation related to building due to adoption of ASC 842 $92,009 $— Derecognized building due to adoption of ASC 842 $71,781 $—

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) [1][2]

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in thousands, except percentages)	**2019**	**2018**	**2019**	**2018**
GAAP Loss from operations	$ (14,945)	$ (94,473)	$ (46,930)	$ (107,023)
GAAP Operating margin	*(19)%*	*(145)%*	*(21)%*	*(57)%*
Stock-based compensation, net	14,782	98,812	45,047	116,104
Amortization of acquisition intangible assets	2,521	1,053	5,715	3,237
Restructuring	—	—	(66)	33
Employer payroll taxes on Performance RSUs	—	1,183	—	1,183
Non-GAAP Income from operations	$ 2,358	$ 6,575	$ 3,766	$ 13,534
Non-GAAP Operating margin	3%	10%	2%	7%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in thousands, except per share amounts)	**2019**	**2018**	**2019**	**2018**
GAAP Net loss	$ (16,310)	$ (102,362)	$ (52,565)	$ (129,542)
GAAP Net loss per diluted share	$ (0.12)	$ (0.99)	$ (0.40)	$ (1.27)
Weighted-average shares used to compute GAAP net loss per diluted share	133,417	103,096	130,434	101,984
Stock-based compensation, net	14,782	98,812	45,047	116,104
Amortization of acquisition intangible assets	2,521	1,053	5,715	3,237
Restructuring	—	—	(66)	33
Gain on sale of a private company investment	—	—	(1,001)	(999)
Employer payroll taxes on Performance RSUs	—	1,183	—	1,183
Income tax effect on Non-GAAP adjustments[3]	(1,029)	139	(1,219)	417
Non-GAAP Net loss	$ (36)	$ (1,175)	$ (4,089)	$ (9,567)
Non-GAAP Net loss per diluted share	$ —	$ (0.01)	$ (0.03)	$ (0.09)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	133,417	103,096	130,434	101,984

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the three and nine months ended September 30, 2019 are under ASC 842 and amounts presented for the three and nine months ended September 30, 2018 are under ASC 840.

(3) Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, gain on sale of a private company investment and employer payroll taxes on Performance RSUs. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets and release of valuation allowance as a result of acquisitions.

11

SVMK INC.RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)Calculation of Free Cash Flow and Unlevered Free Cash Flow Three Months Ended September 30, Nine Months Ended September 30, (in thousands) 2019 2018 2019 2018 Net cash provided by operating activities $23,521 $11,951 $45,233 $33,982 Purchases of property and equipment (691) (4,002) (2,026) (8,811)Capitalized internal-use software (3,066) (3,390) (9,593) (8,857)Free cash flow $19,764 $4,559 $33,614 $16,314 Interest paid for term debt 3,478 5,632 10,391 16,445 Employer payroll taxes on Performance RSUs — 1,183 — 1,183 Unlevered free cash flow $23,242 $11,374 $44,005 $33,942 Calculation of Adjusted EBITDA Three Months Ended September 30, Nine Months Ended September 30, (in thousands) 2019 2018 2019 2018 Net loss $(16,310) $(102,362) $(52,565) $(129,542)Provision for (benefit from) income taxes (1,320) 174 (1,802) 470 Other non-operating (income) expenses, net (887) 219 (3,441) (132)Interest expense 3,572 7,496 10,878 22,181 Depreciation and amortization 11,698 11,468 32,243 35,120 Stock-based compensation, net 14,782 98,812 45,047 116,104 Restructuring — — (66) 33 Employer payroll taxes on Performance RSUs — 1,183 — 1,183 Adjusted EBITDA $11,535 $16,990 $30,294 $45,417 (1)Please see Appendix A for explanation of non-GAAP measures used.(2)The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the three and nine months ended September 30, 2019 are under ASC 842 and amounts presented for the three and nine months ended September 30, 2018 are under ASC 840.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Supplemental GAAP and Non-GAAP Information

(in thousands, except percentages)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
GAAP Gross profit	$ 59,691	$ 41,992	$ 166,894	$ 127,425
GAAP Gross margin	*75%*	*64%*	*75%*	*68%*
Stock-based compensation, net	718	6,472	2,805	7,776
Amortization of acquisition intangible assets	1,557	488	3,448	1,464
Employer payroll taxes on Performance RSUs	—	103	—	103
Non-GAAP Gross profit	$ 61,966	$ 49,055	$ 173,147	$ 136,768
Non-GAAP Gross margin	*78%*	*75%*	*78%*	*73%*
GAAP Research and development	$ 22,718	$ 51,765	$ 65,931	$ 85,997
GAAP Research and development margin	*29%*	*79%*	*30%*	*46%*
Stock-based compensation, net	5,468	37,490	15,863	43,903
Employer payroll taxes on Performance RSUs	—	456	—	456
Non-GAAP Research and development	$ 17,250	$ 13,819	$ 50,068	$ 41,638
Non-GAAP Research and development margin	*22%*	*21%*	*22%*	*22%*
GAAP Sales and marketing	$ 30,926	$ 34,309	$ 86,665	$ 71,609
GAAP Sales and marketing margin	*39%*	*53%*	*39%*	*38%*
Stock-based compensation, net	2,918	14,496	8,714	16,411
Amortization of acquisition intangible assets	964	565	2,267	1,773
Employer payroll taxes on Performance RSUs	—	228	—	228
Non-GAAP Sales and marketing	$ 27,044	$ 19,020	$ 75,684	$ 53,197
Non-GAAP Sales and marketing margin	*34%*	*29%*	*34%*	*29%*
GAAP General and administrative	$ 20,992	$ 50,391	$ 61,294	$ 76,809
GAAP General and administrative margin	*26%*	*77%*	*27%*	*41%*
Stock-based compensation, net	5,678	40,354	17,665	48,014
Employer payroll taxes on Performance RSUs	—	396	—	396
Non-GAAP General and administrative	$ 15,314	$ 9,641	$ 43,629	$ 28,399
Non-GAAP General and administrative margin	*19%*	*15%*	*20%*	*15%*

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the three and nine months ended September 30, 2019 are under ASC 842 and amounts presented for the three and nine months ended September 30, 2018 are under ASC 840.

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APPENDIX ASVMK INC.EXPLANATION OF NON-GAAP MEASURESTo supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, adjusted EBITDA, free cash flow and unlevered free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability. With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.Non-GAAP income from operations, Non-GAAP operating margin: We define Non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring costs and employer payroll taxes on Performance RSUs. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by revenue.Non-GAAP net loss, Non-GAAP net loss per share: We define Non-GAAP net loss as GAAP net loss excluding stock-based compensation, net, amortization of intangible assets, restructuring costs, gain on sale of a private company investment and employer payroll taxes on Performance RSUs. Non-GAAP net loss per share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding.Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of intangible assets and employer payroll taxes on Performance RSUs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and employer payroll taxes on Performance RSUs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of intangible assets and employer payroll taxes on Performance RSUs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net and employer payroll taxes on Performance RSUs. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods. Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives. However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.Employer payroll taxes on Performance RSUs: We incurred incremental employer payroll taxes on Performance RSUs during the third quarter of 2018 as a result of our initial public offering. Employer payroll taxes on Performance RSUs are excluded from our Non-GAAP results as we currently do not expect to incur expenses of a similar nature in future periods because we will no longer grant Performance RSUs where a vesting condition is our initial public offering.For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures. Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for (benefit from) income taxes, other non-operating expenses (income), net, interest expense, depreciation and amortization, stock-based compensation, net, restructuring costs and employer payroll taxes on Performance RSUs. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software less employer payroll taxes on Performance RSUs. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. Our free cash flow included cash payments for interest on our long-term debt of $3.5 million and $6.9 million, for the three and six months ended June 30, 2019, respectively, and $5.7 million and $10.8 million for the three and six months ended June 30, 2018, respectively. For the three and nine months ended September 30, 2018, our free cash flow also included a one-time payment for employer payroll taxes on Performance RSUs of $1.2 million. We expect our free cash flow to increase as we reduce cash paid for interest on our long-term debt following the partial repayment of the outstanding indebtedness under our credit facilities of $101.3 million in the fourth quarter of 2018. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.Safe Harbor Statement“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.Further information on these and other factors that could affect our financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Form 10-Q that will be filed for the quarter ended September 30, 2019, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of November 7, 2019, and we undertake no obligation to update this information.